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                                                                   EXHIBIT 10.10

                           PURCHASE AND SALE AGREEMENT

         This Agreement is made and entered into this 16th day of January, 1997 (hereinafter the "Effective Date"), by and between CONSOLIDATED CAPITAL OF NORTH AMERICA, INC., a Colorado corporation (hereinafter referred to as "Seller"), with its principal place of business located at 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918, and RAYMOND E. MCELHANEY, BILL M. CONRAD AND RONALD R. MCGINNIS (collectively referred to as the "Purchasers").

                                    RECITALS

         WHEREAS the Seller is a Colorado corporation duly authorized and empowered to transact all lawful business for which corporations may be engaged under the terms and conditions of the Colorado Business Corporations Act,
Section 7-101-101 and which owns certain assets as more fully set forth below;

         WHEREAS the Purchasers are individuals who are desirous of obtaining the Seller's interest in and to those certain assets in amounts of equal value.

         NOW THEREFORE, in consideration of the above stated recitals which shall be deemed to be a substantive part of this Agreement and the mutual promises, covenants, agreements, representations and warranties contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant, promise, agree, represent and warrant as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1 On the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date (as such terms are defined herein), the Seller shall sell, assign, transfer and deliver to the Purchasers or their affiliates and the Purchasers shall purchase from the Seller all of the right, title and interest of the Seller in and to the following assets of the Seller (all of which assets of the Seller are hereinafter collectively referred to as the "Assets"):

                  1.1.1 The Seller's furniture and equipment as described in Exhibit "A" attached hereto and incorporated herein by reference;

                  1.1.2 That certain 7,000 shares of Common Stock, $.01 par value, per share of American Educational Products, Inc. including the attendant Warrants to purchase additional shares of the Common Stock of American Educational Products, Inc.;

                  1.1.3 That certain 37,500 shares of Common Stock, $.0001 par value, per share of Gold Capital Corporation;


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                  1.1.4 That certain Promissory Note receivable by and between the Seller and Glacier Valley Holding Corporation dated November 13, 1995 in the principal amount of $18,000;

                  1.1.5 The Seller's 52% interest in and to the Promissory Note receivable and between Elite Properties of America, Inc. and the Northcrest Joint Venture dated June 21, 1996 and the Seller's interest in the Northcrest Joint Venture as evidenced by that certain Real Estate Development Agreement dated July 27, 1994.

         1.2 Purchase Price. The Purchase Price to be paid at Closing for the Assets shall be $99,625 (the "Purchase Price") which the parties agree is the fair market value of the Assets as of the date of this Agreement. The parties agree that the Purchase Price for the Assets shall be allocated among the Assets as follows:

         Equipment and Furniture                                                                          $ 1,000
         Note Receivable-Glacier Valley Holding Corporation                                               $ 2,125
         Securities                                                                                       $44,500
         Joint Venture                                                                                    $52,000
                                                                                                          -------
                                                                                        Total             $99,625

                  1.2.1 A portion of the Purchase Price shall be paid by the Purchasers agreeing to cancel Incentive Stock Options granted under the terms and conditions of the Seller's 1988 Incentive Stock Option Plan, dated July 26, 1994, granting to them the right to acquire an aggregate of 455,454 shares of the Sellers Common Stock, $.0001 par value per share, at the exercise price of $.55 per share and which options the parties agree shall have a value of $30,625 for purposes of this transaction;

                  1.2.2 In addition, the Purchasers shall relinquish any claim, right, or interest in and to the salaries which have accrued for their accounts and any claim for future salaries pursuant to those certain Employment Agreements between the Seller and the Purchasers dated November 15, 1994, as amended from time to time, in the aggregate amount of $69,000, and agree that those Employment Agreements will be canceled contemporaneously with the effective date of this Agreement.

                  1.2.3 Prior to the Closing, the Purchasers shall assume all debts, liabilities and outstanding accounts of the Seller which have not been paid on or before the Closing Date.

         1.3 Documents of Conveyance. Prior to or at the Closing, the Seller shall prepare and the Purchasers and the Seller shall execute, with respect to the specific Assets to be sold, certain documents of conveyance. Specifically, the Seller shall provide a Bill of Sale, in substantially


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the same form as Exhibit "B" attached hereto and incorporated herein by reference, conveying all the Seller's right, title and interest in and to the Assets listed in Section 1.1.1 to MCM Capital Management, Inc., an affiliate of Messrs. Conrad and McElhaney. In addition, the Seller shall execute and deliver to the Purchasers Assignments, in substantially the same form as Exhibits "C" through "F", assigning all of the Seller's right, title and interest in and to the Assets listed in Sections 1.1.2 through 1.1.5.

                  1.3.1 The Purchasers shall notify the Seller prior to Closing, how the Purchasers desire to have the transferred Assets titled.

         1.4 Closing Date. The Closing of the purchase and sale of the Assets contemplated by this Agreement (referred to throughout this Agreement as the "Closing") shall take place at the offices of Overton, Babiarz & Sykes, P.C., Englewood, Colorado, on December 30, 1996, at such time as may be agreed to between Seller & Purchasers.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations of Seller. Seller represents and warrants to Purchaser as follows:

         2.1.1 Due Organization: Name and Address; Good Standing; Authority of Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The only name and business address of the Seller which has been used by the Seller at any time within the past three years ending at the date of this Agreement is Consolidated Capital of North America, Inc., 5525 Erindale Drive, Colorado Springs, Colorado 80918. The Seller has full right, power and authority to own, lease and operate its properties and assets, and to carry on its business. The Seller is duly licensed, qualified and authorized to do business in each jurisdiction in which the properties and assets owned by it or the nature of the business conducted by it make such licensing, qualification and authorization legally necessary. The Seller is not in breach or violation of, and the execution, delivery and performance of this Agreement will not result in a breach or violation of, any of the provisions of the Seller's Articles of Incorporation, as amended to the date of this Agreement or Bylaws, as amended to the date of this Agreement.

         2.1.2 Agreement not in Conflict with Other Instruments; Required Approvals Obtained. The execution, acknowledgment, sealing, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) violate or require any consent, approval, or filing under, (A) any common law, law, statute, ordinance, rule or regulation of any federal, state or local government or any agency, bureau, commission, instrumentality or judicial body of any government, or (B) any judgment, injunction, order, writ or decree of any court, arbitrator, government agency by which the Seller, any of the Assets are bound; (ii) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, or result in the creation of any claim,


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security interest, lien, charge, or encumbrance upon any of the Assets pursuant to, (A) the Seller's articles of incorporation or bylaws, (B) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument, document or agreement to which the Seller is a party or by which the Seller or any of the Assets is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, government agency by which the Seller or any of the Assets is bound; and all permits, licenses and authorizations of any government or government agency required to be obtained prior to the Closing, shall have been obtained and shall be in full force and effect as of the Closing Date.

         2.1.3 Conduct of Business in Compliance with Regulatory and Contractual Requirements. The Seller has conducted and is conducting its business in compliance with all applicable laws. The sale of the Assets (i) is in compliance with all laws applicable with respect thereto, and (ii) in compliance with all restrictions, covenants, agreements, contracts, commitments, understandings and arrangements applicable with respect thereto.

         2.1.4 Title to Assets. The Seller has good and marketable title to all Assets free and clear of any and all pledges, claims, threats, liens, restrictions, agreements, leases, security interests, charges and encumbrances.

         2.1.5 Disclaimer of Fraudulent Intent. The Seller represents and warrants that the transaction described in this Agreement has been undertaken by it in good faith, considering its obligations to any person or entity to whom the Seller owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured (collectively such persons and entities with such claims are called "Creditors"), and has undertaken the transaction contemplated by this Agreement without any intent to hinder, delay or defraud any such Creditor, and has not and will not conceal this Agreement or the proceeds herefrom, from any such Creditor. Seller further represents and warrants: (i) it will not retain possession or control of any of the property transferred under this Agreement following the Closing, except as expressly provided herein and then only for and on behalf of the accounts of the Purchasers; (ii) the Seller has not been sued or threatened with suit by any Creditor prior to the execution of this Agreement, except as fully disclosed herein; (iii) the Seller has not removed or concealed any assets from Creditors;
(iv) the Seller has not incurred any individual or aggregate substantial debt that is significantly greater than the normal and customary debts of the Seller in the ordinary course of business; (v) the Seller, at Closing, believes in good faith that the Seller will receive consideration reasonably equivalent to the value of the Assets transferred under this Agreement.

         2.1.6 Notification. The Seller shall notify the Obligor of the Notes described in 1.1.4 and 1.1.5 above, of the Seller's Assignment of all of its right, title and interest in and to those Notes and shall direct the Obligors to make all payments as required by the terms and conditions contained therein to the Purchasers as directed by the Purchasers. The Seller shall also notify the participants to the Joint Venture as defined in that Agreement of the Seller's Assignment of its rights under that Agreement, to the Purchasers and shall direct them to take all steps as are necessary to ensure the Purchasers position as participants in the Joint Venture.


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         2.1.7 Indemnification by Seller. The Seller shall defend, indemnify and hold harmless the Purchasers and each of them, their respective heirs, personal and legal representatives, guardians, successors and assigns and insurers of the same, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

                  2.1.7.1 Any nonperformance by Seller of the covenant contained in 2.1.6 any covenant, promise or agreement of the Seller contained in this Agreement or any agreement attached hereto.

         2.2 Representations of Purchaser. The Purchasers and each of them hereby represent, warrant, and agree as follows:

                  2.2.1 Condition of Assets. The Purchasers accept the Assets in their "as is", "where is" condition with no warranties of fitness, merchantability of condition except as expressly provided for herein.

                  2.2.2 Assumption and Payment of Seller Liabilities. Prior to the Closing, the Purchasers hereby covenant, promise and agree jointly and severally, to settle, pay or assume all of the debts, liabilities and outstanding accounts of the Seller which have not been paid on or before the Closing Date (the "Assumed Liabilities") and the Purchasers shall execute and deliver to the Seller, Purchasers Assumption Agreement, in substantially the same form as Exhibit G, pursuant to which the Purchasers will assume all of the Assumed Liabilities.

                  2.2.3 Indemnification by Purchasers. The Purchasers and each of them shall defend, indemnify and hold harmless the Seller its officers, directors, stockholders, agents, servants and employees and their respective heirs, personal and legal representatives, guardians, successors, assigns and insurers of the same from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with;

                           2.2.3.1 Any misrepresentation, omission or breach by
                  the Purchasers of any representation or warranty contained in this Agreement.

                           2.2.3.2 Any nonperformance, failure to comply or
                  breach by the Purchasers of any covenant, promise or agreement of the Purchasers contained in this Agreement.


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                                   ARTICLE III
                         CONDITIONS PRECEDENT TO CLOSING

         3.1 Closing of Related Transaction. The closing of the transactions contemplated hereby shall be the Effective Time of the merger of a wholly owned subsidiary of the Seller with Angeles Acquisition Co., a Delaware Corporation, as contemplated by that certain Letter of Intent dated November 22, 1996 by and between the Seller and Stone Pine Atlantic, LLC.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Costs. Each party shall bear all costs incurred by it in the Transaction.

         4.2 Amendment. This Agreement may not be altered or amended, nor any rights or conditions hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any term, provision, or condition in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition of this Agreement.

         4.3 Further Assurances. The parties to this Agreement shall execute, acknowledge and deliver, or cause to be executed, shall take such other action as may be necessary or advisable to carry out their respective obligations under this Agreement.

         4.4 Assignment. No party may assign its rights or delegate its duties or obligations under this Agreement without the prior written consent of all of the other parties.

         4.5 Headings. The headings of the Articles and Sections of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

         4.6 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado.

         4.7 Survival. All of the covenants, agreements, representations and warranties set forth in this Agreement shall survive and inure to the benefit of the parties so long as this Agreement is effective.

         4.8 Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original instrument, all of which together shall constitute one and the same agreement.


         4.9 Parties in Interest. This Agreement shall be binding upon, and shall inure to the


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benefit of, the parties hereto and their respective successors and assigns.
Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies whatsoever.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties to be effective as of the date first above written.


                                   Seller:

                                   CONSOLIDATED CAPITAL OF NORTH
                                   AMERICA, INC.

                                   By:  /s/ Raymond E. McElhaney, President
                                        ---------------------------------------
                                        Raymond E. McElhaney, President


                                   Purchasers:



                                   /s/ Raymond E. McElhaney
                                   --------------------------------------------
                                   Raymond E. McElhaney




                                   /s/ Bill M. Conrad
                                   --------------------------------------------
                                   Bill M. Conrad



                                   /s/ Ronald R. McGinnis
                                   --------------------------------------------
                                   Ronald R. McGinnis


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